Exhibit 99.1

FOR DISTRIBUTION ON	For more information, contact:
WEDNESDAY, OCTOBER 22 AT 4 P.M.	Jenny Highlander, APR, CPRC
Director, Corporate Communications
jhighlander@rtix.com
Phone (386) 418-8888

SHIRLEY A. WEIS JOINS RTI SURGICAL BOARD OF DIRECTORS

ALACHUA, Fla. (Oct. 22, 2014) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, announced today that Shirley A. Weis, president of Weis Associates, LLC and emerita Vice President & Chief Administrative Officer of Mayo Clinic, has joined the company’s board of directors. She will be eligible for re-election at the 2015 annual meeting.

“We are very pleased to have Shirley join our board of directors,” said Brian K. Hutchison, RTI president and CEO. “She brings with her a wealth of knowledge and incredible experience in the healthcare realm, and I am confident she will be an extraordinary asset to our board.”

Weis has worked at Mayo Clinic in many different capacities since 1995, but most recently was charged with overseeing the operations of 87 corporations that make up the Mayo Clinic system including a 57,000 member staff. Weis was a member of the Mayo Clinic Board of Trustees and served as the secretary for the Mayo Clinic Board of Governors. She also currently holds a position on the advisory boards of the American World Clinics and Women Business Leaders organizations. Weis is Special Advisor to the President and Professor in the W.P. Carey School of Business and the College of Nursing and Health Innovation at Arizona State University. She graduated with a master’s degree in management from Aquinas College and recently received an honorary doctor of science degree from Michigan State University.

Weis’ addition to the board coincides with the departure of Julianne M. Bowler, who has resigned from the board due to other commitments. “We appreciate Julie’s commitment to RTI Surgical during the last seven and a half years and wish her the best in her endeavors,” said Hutchison. Bowler’s departure and Weis’ addition to the board keeps the total number of directors at nine.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). In addition, these statements are subject to risks associated with Pioneer’s financial condition, business and operations and the integration of Pioneer’s business with ours. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.